AXA PREMIER FUNDS TRUST
10f-3 TRANSACTION SUMMARY
(PURCHASES WITH AFFILIATED UNDERWRITERS)
FOR THE PERIOD
NOVEMBER 1, 2003 - APRIL 30, 2004

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						Underwriter
						from Whom			Principal Amount of	Aggregate Amount
Fund Name			Purchase Date	Purchased			Purchase by Advisor	of Offering


AXA Premier International 	11/11/03	Merrill Lynch, ABN Amro, 	$500,000		$100,000,000
  Equity  (Marsico Sleeve)			CS First Boston, JP Morgan,
						Goldman Sachs


						Commission
				Purchase 	Spread or
				Price		Profit				Security		Affiliated Underwriter
				$10.77		$0.1131/share			Taiwan Semiconductor 	Banc of America Securities LLC
										Manufacturing Co., Ltd.
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